Exhibit 99.8

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page
INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	2
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2015	4
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2015	5
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014	6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7-12

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014 and the three months ended March 31, 2015 give effect to the proposed acquisition (the “Acquisition”) by Genesis Energy, L.P. (“Genesis”) of the Offshore Gulf of Mexico Energy Services Business (the “Enterprise Offshore Business”) of Enterprise Products Operating, LLC (“Enterprise”) for $1.5 billion and the related assumptions and adjustments described in the notes thereto. These statements will be referred to as the Unaudited Pro Forma Statements.

For purposes of preparing this data, the $1.5 billion of financing to be obtained by Genesis in connection with the Acquisition is assumed to be financed by net proceeds of a public offering of common units of $403.4 million, new indebtedness of approximately $750 million from the issuance of new senior unsecured notes and additional borrowings of $363.2 million (inclusive of an assumed net working capital amount of approximately $16.6 million to be included in the purchase price) under our senior secured credit facility. Such amounts do not include assumed additional borrowings under our senior secured credit facility to finance assumed transaction costs to be incurred as a result of the Acquisition. See further discussion of such items in the accompanying footnotes.

As of the date of these Unaudited Pro Forma Statements, Genesis has not performed detailed valuation studies to determine the required estimates of the fair value of the Enterprise Offshore assets to be acquired and the liabilities to be assumed. Accordingly, the pro forma adjustments for the Acquisition are preliminary and subject to further adjustments as additional information become available and the various analyses and other valuations are performed. Such adjustments may have a significant effect on total assets, total liabilities, total equity, operating expenses and depreciation and amortization expenses. The preliminary pro forma adjustments have been made solely for the purposes of providing the Unaudited Pro Forma Statements.

The Unaudited Pro Forma Statements are based upon the historical unaudited and audited financial statements of the Enterprise Offshore Business, which are included in Exhibit 99.4 in Genesis’ Current Report on Form 8-K filed on July 16, 2015, the unaudited condensed consolidated financial statements of Genesis for the three months ended March 31, 2015 as included in Genesis’ Form 10-Q, as amended and superseded in part in Genesis’ Current Report on Form 8-K filed on July 2, 2015, and the audited consolidated financial statements of Genesis for the year ended December 31, 2014 as included in Genesis’ Form 10-K for the fiscal year then ended, as amended and superseded in part in Genesis’ Current Report on Form 8-K filed on July 2, 2015. The Unaudited Pro Forma Statements have been compiled in a manner consistent with the accounting policies adopted by Genesis.

The Enterprise Offshore Business includes a 50% interest in Cameron Highway Oil Pipeline Company (“CHOPS”) and a 50% interest in Southeast Keathley Canyon Pipeline Company, L.L.C (“SEKCO”). Prior to this proposed acquisition, Genesis owns 50% of each of CHOPS and SEKCO, respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes the effects of the re-measurement of Genesis’ pre-acquisition, historical interest in each of CHOPS and SEKCO at fair value based on accounting guidance involving step acquisitions as discussed in ASC 805-10-25. The value assigned in the purchase price allocation to the interest to be acquired in CHOPS and SEKCO from Enterprise is used as a basis in calculating the fair value of Genesis’ historical interest in each of CHOPS and SEKCO.

The Unaudited Pro Forma Statements of Genesis should be read in conjunction with the audited consolidated financial statements and notes thereto included in Genesis’ Annual Report on Form 10-K for the year ended December 31, 2014, as amended and superseded in part in Genesis’ Current Report on Form 8-K filed on July 2, 2015, the unaudited consolidated financial statements and notes thereto included in Genesis’ Quarterly Report on Form 10-Q for the three months ended March 31, 2015, as amended and superseded in part in Genesis’ Current Report on form 8-K filed on July 2, 2015, and the audited and unaudited financial statements of Enterprise Offshore included in Exhibit 99.4 in Genesis’ Current Report on Form 8-K filed on July 16, 2015.

The Unaudited Pro Forma Statements were prepared assuming that the acquisition by Genesis of the Enterprise Offshore Business was consummated as of March 31, 2015 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as of January 1, 2014 for the Unaudited Pro Forma Condensed Consolidated Statements of Operations. The Unaudited Pro Forma Statements have been prepared based upon assumptions deemed appropriate by Genesis and may not be indicative of actual results.

The historical consolidated financial information has been adjusted in the Unaudited Pro Forma Statements to give effect to pro forma events that are:

•	directly attributable to the Acquisition;

•	factually supportable; and

•	with respect to the unaudited pro forma combined condensed statements of operations, expected to have a continuing impact on the combined results of Genesis and Enterprise Offshore.

The Unaudited Pro Forma Statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Acquisition.

The Unaudited Pro Forma Statements do not include the effects of the completion of an offering of 4.6 million common units in a public offering in April 2015, resulting in net proceeds of approximately $198 million. Such net proceeds were used for general partnership purposes, including the repayment of a portion of the borrowings outstanding under Genesis’ revolving credit facility. The Unaudited Pro Forma Statements also do not include the effects of a public offering of $400 million in aggregate principal amount of 6% senior unsecured notes due 2023. The proceeds from that notes offering were used to fund the purchase price of $300.1 million of Genesis’ 7.875% senior unsecured notes due 2018 that were tendered in May 2015 and the redemption of the remaining $49.9 million of Genesis’ 7.875% senior unsecured notes due 2018 that were redeemed in June 2015.

Assumptions and estimates underlying the unaudited pro forma combined condensed adjustments are described in the accompanying notes, which should be read in connection with the Unaudited Pro Forma Statements. Since the Unaudited Pro Forma Statements have been prepared in advance of the close of the Acquisition, the final amounts recorded upon closing may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and additional information available at the time of closing.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2015

(in millions)

	Historical Genesis	Enterprise Offshore Business	Pro Forma Adjustments		Pro Forma Adjustments to Consolidate Historically Held Equity Investments (A)	Pro Forma Genesis
ASSETS
Cash and cash equivalents	$11.1	$2.7	$750.0	(B)	$1.1	$14.9
			403.4	(B)
			377.3	(B)
			(1,516.6	) (D)
			(14.1	) (E)
			18.5	(F)
			(18.5	) (F)
Accounts receivable - trade, net	202.6	24.9			12.1	239.6
Inventories	63.8				0.3	64.1
Other	30.4	2.1			1.3	33.8

Total current assets	307.9	29.7	0.0		14.8	352.4

Fixed assets, net	1,730.2	1,126.0	(640.2	) (D)	1,532.1	3,748.2

Investment in direct financing leases, net	144.5					144.5
Equity investees	620.1	487.6	678.1	(D)	(1,541.0)	547.9
			303.1	(C)
Intangible assets, net	79.9	39.3	(39.3	) (D)		79.9

Goodwill	325.0	82.0	(82.0	) (D)		325.0
Other assets, net	64.5	1.3	18.5	(F)	1.6	84.6
			(1.3	) (D)

Total assets	$3,272.1	$1,765.9	$236.9		$7.5	$5,282.5

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable - trade	$203.3	$7.9			$3.3	$214.5
Accrued and other current liabilities	139.3	16.9			2.2	158.4

Total current liabilities	342.6	24.8	0.0		5.5	372.9

Senior secured credit facility	648.4		377.3	(B)		1,044.2
			18.5	(F)
Senior unsecured notes	1,050.6		750.0	(B)		1,800.6
Deferred tax liabilities	19.3					19.3
Other long-term liabilities	18.3	97.2	49.2	(D)	2.0	166.7
Partners’ capital:
Common unitholders	1,192.9	1,580.8	(1,580.8	) (D)	0.0	1,885.4
			403.4	(B)
			303.1	(C)	0.0
			(14.1	) (E)
Noncontrolling Interest		63.1	(69.7	) (D)		(6.6)

Total partners’ capital	1,192.9	1,643.9	(958.1)		0.0	1,878.8

Total liabilities and partners’ capital	$3,272.1	$1,765.9	$236.9		$7.5	$5,282.5

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2015

(in millions, except per common unit amounts)

	Historical Genesis	Enterprise Offshore Business	Pro Forma Adjustments		Adjustments to Consolidate Historically Held Equity Investments (G)	Pro Forma Genesis

REVENUES	$526.8	$41.1			$36.6	$604.5

COSTS AND EXPENSES:
Cost of sales and operating expenses	461.7	17.0			7.1	485.8
General and administrative expenses	13.2	1.3				14.5
Depreciation and amortization expense	27.1	23.4	(14.1	) (H)	11.0	47.4

Total costs and expenses	502.0	41.7	(14.1)		18.1	547.7

OPERATING INCOME	24.8	(0.6)	14.1		18.5	56.8
Equity in earnings of equity investees	15.5	19.1	(2.1	) (I)	(18.5)	13.2
			(0.8	) (J)
Interest expense	(19.2)		(14.1	) (K)		(33.3)

Income before income taxes	21.1	18.5	(2.9)		—	36.7
Income tax expense	(0.9)					(0.9)

NET INCOME	20.2	18.5	(2.9)		—	35.8
Net income (loss) attributable to noncontrolling interest		0.3	(0.7	) (L)		(0.4)

NET INCOME ATTRIBUTABLE TO COMMON UNITHOLDERS	$20.2	$18.8	$(3.6)		$—	$35.4

Net income attributable to common unitholders per common unit:
Basic and Diluted	$0.21					$0.34
Weighted average common units:
Basic and Diluted	95.0		9.0	(M)		104.0

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2014

(in millions, except per common unit amounts)

	Historical Genesis	Enterprise Offshore Business	Pro Forma Adjustments		Pro Forma Adjustments to Consolidate Historically Held Equity Investments (G)	Pro Forma Genesis

REVENUES	$3,846.2	$184.4			$105.4	$4,136.0

COSTS AND EXPENSES:
Cost of sales and operating expenses	3,572.0	84.0			17.1	3,673.1
General and administrative expenses	50.7	7.5				58.2
Depreciation and amortization expense	90.9	88.6	(56.2	) (H)	36.0	159.3

Total costs and expenses	3,713.6	180.1	(56.2)		53.1	3,890.6

OPERATING INCOME	132.6	4.3	56.2		52.3	245.4
Equity in earnings of equity investees	43.1	55.2	(8.4	) (I)	(52.3)	30.8
			(6.8	) (J)
Interest expense	(66.6)		(56.4	) (K)		(123.0)

Income before income taxes	109.1	59.5	(15.4)		—	153.2
Income tax expense	(2.9)					(2.9)

NET INCOME	106.2	59.5	(15.4)		—	150.3
Net income (loss) attributable to noncontrolling interest		0.4	(2.9	) (L)		(2.5)

NET INCOME ATTRIBUTABLE TO COMMON UNITHOLDERS	$106.2	$59.9	$(18.3)		$—	$147.8

Net income attributable to common unitholders per common unit:
Basic and Diluted	$1.18					$1.49
Weighted average common units:
Basic and Diluted	90.1		9.0	(M)		99.1

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except where otherwise indicated, or amounts per unit)

1.	Basis of Pro Forma Presentation

The unaudited pro forma combined condensed financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of Genesis Energy, L.P. (“Genesis) and the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating, LLC (“Enterprise Offshore”) after giving effect to Genesis’ contemplated acquisition of Enterprise Offshore and related financing arrangements. All pro forma statements use Genesis’ period end date.

The allocation of the purchase price used in the Unaudited Pro Forma Statements is based on preliminary estimates of the fair value of assets acquired and liabilities assumed. Genesis expects the purchase price allocation to be completed upon the finalization of the related valuations and analyses. The final valuations may be materially different from the preliminary valuations. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses and valuations are performed. The final allocation of the purchase price will be determined after the acquisition is completed and after completion of a final analysis to determine the fair values of the tangible assets, identifiable intangible assets, and liabilities as of the date the acquisition is complete. Accordingly, the final purchase accounting adjustments may be materially different from the pro forma adjustments presented in the Unaudited Pro Forma Statements. Increases or decreases in the fair value of the net assets may change the amount of the purchase price allocated to various assets and liabilities. This may impact the unaudited pro forma condensed combined statements of operations due to an increase or decrease in the amount of amortization or depreciation of the adjusted assets.

The acquisition method of accounting is based on Accounting Standards Codification, ASC, Topic 805, “Business Combinations,” and uses the fair value concepts defined in ASC Subtopic 820-10, “Fair Value Measurement.” ASC Topic 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the Acquisition date.

ASC Subtopic 820-10 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC Subtopic 820-10 as ‘‘the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Genesis may be required to record assets that are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Genesis’ intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the acquisition, at their respective fair values and consolidated with those of Genesis. Financial statements and reported results of operations of Genesis issued after completion of the acquisition will reflect these values. Periods prior to completion of the acquisition will not be retroactively restated to reflect the historical financial position or results of operations of Enterprise Offshore.

Under ASC Subtopic 805-10, transaction costs (e.g., advisory, legal, other professional fees) and certain restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total transaction costs expected to be incurred by Genesis are estimated to be $14.1 million.

The unaudited pro forma condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Genesis that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Genesis. The unaudited pro forma condensed financial statements should be read in conjunction with Genesis financial statements for the three months ended March 31, 2015 and for the year ended December 31, 2014, which are included in its Annual Report on Form 10-K for the year ended December 31, 2014, as amended and superseded in part in its Current Report on Form 8-K filed on July 2, 2015, and in Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, as amended and superseded in part in its Current Report on Form 8-K filed on July 2, 2015. Enterprise Offshore’s combined financial statements as of March 31, 2015, December 31, 2014 and 2013 and for the three years ended December 31, 2014, and for the quarterly periods ended March 31, 2015 and 2014 are included in Genesis’ Current Report on Form 8-K filed on July 16, 2015.

2.	Description of the Transaction

On July 16, 2015, Genesis Energy, L.P. entered into a purchase and sale agreement with Enterprise Products Operating, LLC pursuant to which it will acquire all of the equity interests in the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating, LLC upon the terms and subject to the conditions set forth in the purchase and sale agreement. The consideration for the Enterprise Offshore acquisition is comprised of $1.5 billion in cash, subject to certain post-closing adjustments for working capital. As detailed in the purchase and sale agreement, the purchase price will be adjusted based upon Enterprise Offshore’s net assets on a date prior to the closing date. This purchase price adjustment is to be determined and agreed to after closing, subject to a review period.

The purchase and sale agreement contains customary representations and warranties, covenants and agreements. The purchase and sale agreement also contains customary termination rights for both parties. The Enterprise Offshore acquisition is expected to close in July 2015, subject to satisfaction or waiver of customary closing conditions. The Company’s obligation to close the Enterprise Offshore acquisition is not subject to any condition related to the availability of financing.

3.	Financing of the Transaction

These Unaudited Pro Forma Statements reflect Genesis’ acquisition of Enterprise Offshore through an assumed combination of the cash proceeds from the issuance of approximately $750 million of senior unsecured notes and net cash proceeds of approximately $403.4 million from the issuance of common units (9,000,000 common units at an assumed offering price of $46.49 per common unit based on the closing price as of July 15, 2015, net of underwriting discounts and offering costs) of Genesis Energy, L.P. and $395.8 million from total additional borrowings under our under our senior secured credit facility. In addition to financing the $1.5 billion preliminary purchase price, these financing assumptions also include an adjustment for $16.6 million in estimated net working capital reflected in in the financial statements of Enterprise Offshore to be purchased prior to closing. These amounts also include additional borrowings under our senior secured credit facility to finance a portion of our transaction related costs assumed to be incurred. All associated fees related to the acquisition of Enterprise Offshore and the issuance of long term debt and equity have been reflected in the pro forma financial statements. A summary of assumed financing related items resulting from the Acquisition is shown below:

Financing Item	Amount (in millions)
Proceeds from Issuance of Common Units	$403.4
Proceeds from Issuance of Senior Unsecured Notes	750.0

Additional Borrowings Under Senior Secured Credit Facility to Finance Base Purchase Price	346.6

Additional Borrowings Under Senior Secured Credit Facility to Finance Working Capital Purchase	16.6

Additional Borrowings Under Senior Secured Credit Facility to Finance Note Issuance and Credit Facility Related Costs	18.5

Additional Borrowings Under Senior Secured Credit Facility to Finance Transaction and Financing Related Costs	14.1

Total Proceeds	$1,549.2

4.	Items Excluded from Unaudited Pro Forma Statements

Subsequent to March 31, 2015, Genesis completed several financing related transactions that were not directly attributable to this proposed acquisition.

On April 10, 2015, Genesis completed an underwritten public offering of common units. Including the overallotment option, which was exercised in full by the underwriters, the Genesis sold a total of 4,600,000 common units at $44.42 per common unit. Total net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $198 million. Genesis has used these net proceeds for general partnership purposes, including the repayment of a portion of the borrowings outstanding under its revolving credit facility.

On May 20, 2015, Genesis completed a cash tender offer to purchase outstanding principal amounts on its 7.875% senior notes due 2018. As of this date, $350 million aggregate principal amount of the notes were outstanding. As of the expiration of the tender offer on May 20, 2015, $300 million aggregate principal amount of the outstanding notes were validly tendered. For the outstanding remaining notes not tendered, Genesis redeemed all remaining outstanding notes in June 2015.

On May 21, 2015, Genesis completed an offering of $400 million of 6.0% senior unsecured notes due 2023.

The estimated net second quarter financial impact of the notes transactions discussed above (including the $400 million notes offering due 2023, as well as the tender/redemption of the $350 million notes due 2018) include an estimated $49 million in additional senior secured notes outstanding, repayment of an estimated $16 million of borrowings outstanding under Genesis’ revolving credit facility and an estimated $15 million non-cash loss to be recorded relating to the extinguishment of $350 million 2018 notes discussed above.

As the financing transactions mentioned above were not directly attributable to the proposed acquisition, they are excluded from the pro forma adjustments included in this Current Report on Form 8-K.

5.	Estimate of Assets Acquired and Liabilities Assumed

The preliminary estimate of the fair values of assets acquired and liabilities assumed as of the closing of the Acquisition were allocated to each of Enterprise Offshore’s assets and liabilities, pending Genesis’s completion of its purchase price allocation after closing once final analyses and valuations can be completed. Genesis cannot currently estimate the value of the purchase price to be allocated to property, plant and equipment, goodwill or identifiable intangible assets at this time. As a result, for purposes of this pro forma presentation, the net of the purchase price in excess of estimated preliminary fair value assigned to noncontrolling interest, other long term liabilities, other assets, equity investment interests to be acquired and working capital (related to current assets and current liabilities to be assumed) has been reflected in property, plant and equipment. The results of final analyses and valuations may reflect a value for certain customer contracts or other identifiable intangible assets, the quantification of which cannot be determined at this time.

The preliminary estimates of fair values of assets acquired and liabilities assumed (in millions), including a preliminary allocation based on the historical presentation of CHOPS and SEKCO as equity investments as well as and allocation adjusted for the consolidation of CHOPS and SEKCO, are as follows:

	Preliminary Amount Allocated	Adjustment for CHOPS and SEKCO	Amount Allocated
	(in millions)	Consolidation	(in millions)
Cash	$—	$0.6	$0.6
Accounts Receivable	0.0	6.1	6.1
Inventories	0.0	0.2	0.2
Other Current	0.0	0.7	0.7
Property, Plant, Equipment	485.9	765.9	1,251.8
Equity Investees	1,163.7	(769.5)	394.2
Other Assets	0.0	0.8	0.8
Accounts Payable	0.0	(1.7)	(1.7)
Accrued Liabilities and other current liabilities	0.0	(1.1)	(1.1)
Current ARO	(11.7)		(11.7)
Other Long-term Liabilities	(144.5)	(2.0)	(146.5)
Noncontrolling Interest	6.6	0.0	6.6

Purchase Price	$1,500.0	$(0.0)	$1,500.0

Estimated Working Capital Adjustment			16.6

Net Purchase Price			$1,516.6

The $1,251.8 million assigned to Property, Plant, and Equipment is estimated to be attributed to natural gas pipelines and equipment, offshore platforms, and crude oil pipelines. Within these categories, estimated useful lives range from 5 to 35 years for purposes of calculating estimated depreciation expense in these Unaudited Pro Forma Statements.

6.	Adjustments to Unaudited Pro Forma Statements

(A) Reflects the consolidation of the historical financial statements of CHOPS and SEKCO as of March 31, 2015 on the unaudited pro forma condensed consolidated balance sheet (after giving effect to the estimated fair value of the acquired interest in each CHOPS and SEKCO as derived from the preliminary purchase price allocation). Genesis owned 50% equity interest in each of CHOPS and SEKCO prior to this proposed acquisition and would own 100% equity interest in each of CHOPS and SEKCO assuming the acquisition of the 50% equity interest held by Enterprise in each of CHOPS and SEKCO. Genesis and Enterprise have historically accounted for their equity interest in each of CHOPS and SEKCO as equity method investments. Amounts include the 50% already owned by Genesis as well as the 50% portion attributable to the Acquisition. As such, these adjustments also reflect the elimination of the equity investments in CHOPS and SEKCO held by Genesis and Enterprise as of March 31, 2015. As 100% owner of all equity interests in CHOPS and SEKCO, Genesis will consolidate CHOPS and SEKCO in its consolidated financial statements.

(B) Reflects the assumed financing of the Acquisition. As previously mentioned, financing assumptions include the issuance of $403.4 million of new common units (9,000,000 units at a price of $46.49 per unit based on a closing price as of July 15, 2015, net of underwriting discounts and offering costs), $750 million of new senior unsecured notes, and

$377.3 million of incremental borrowings under our senior secured credit facility. In addition to financing the $1.5 billion preliminary purchase price, these financing assumptions also include an adjustment to purchase $16.6 million in estimate net working capital reflected in in the financial statements of the Enterprise Offshore Business to be purchased prior to closing, as well as additional borrowing under our credit facility to finance a portion of our transaction related costs assumed to be incurred.

(C) Reflects the step up to fair value of Genesis’ historically owned 50% interest in each of CHOPS and SEKCO as of March 31, 2015 (as historically accounted for as equity method investments). This step up of Genesis’ historical interest in CHOPS and SEKCO is based on the fair value assigned in the preliminary purchase price allocation to the 50% interest in CHOPS and 50% interest in SEKCO owned by Enterprise.

(D) Reflects the effects of the preliminary purchase price allocation relating to the Acquisition. This adjustment also reflects the removal of previously recorded goodwill, intangible assets and partners’ capital as recorded in the historic balance sheet of the Enterprise Offshore Business as of March 31, 2015 prior to applying the preliminary purchase price allocation. Additionally, this adjustment initially assumes applying the preliminary purchase price allocation to Genesis’ equity investments (assuming an additional 50% equity interest each) in CHOPS and SEKCO prior to adjusting for the consolidation of the entities as previously discussed. See Note 5 for further discussion surrounding the preliminary purchase price allocation.

(E) Reflects the estimated amounts relating to one-time transaction costs for various services and other payments necessary to complete the Acquisition.

(F) Reflects estimated new deferred debt issuance costs for the assumed $750 million issuance of senior unsecured notes to finance a portion of the Acquisition. This adjustment also reflects anticipated costs incurred in amending and restating Genesis’ credit agreement (with assumed upsizing of the senior secured credit facility), which will be assumed to occur as result of this Acquisition. Such items include legal fees, underwriting fees, bank fees and other services which would be amortized over the term of the notes and credit agreement respectively.

(G) Reflects the impact of the consolidation of the historical financial statements of CHOPS and SEKCO as of January 1, 2014 on the unaudited pro forma condensed consolidated statement of operations. Genesis owned 50% equity interest in each of CHOPS and SEKCO prior to this proposed acquisition and would own 100% equity interest in each CHOPS and SEKCO assuming the acquisition of the 50% equity interest held by Enterprise Offshore in each of CHOPS and SEKCO. Genesis and Enterprise Offshore have historically accounted for their equity interest in each of CHOPS and SEKCO as equity method investments.

(H) Reflects change in depreciation resulting from the change in fair value and lives of tangible assets acquired from Enterprise Offshore (excluding CHOPS and SEKCO since these entities are now consolidated and discussed separately above) resulting from the preliminary purchase price allocation.

(I) Reflects change in amortization of excess purchase price (as compared to book value of equity interest) resulting from the change in fair value from preliminary purchase price allocation of the equity interest in Poseidon acquired from Enterprise.

(J) Reflects the change in equity income (before pro forma adjustment for consolidation of CHOPS and SEKCO) resulting from the changes in the fair value of our historically owned and acquired interests in CHOPS and SEKCO resulting from the preliminary purchase price allocation. See below for schedule:

	CHOPS 3/31/2015	SEKCO 3/31/2015	Total 3/31/2015

Reverse Equity Income- Genesis and Enterprise Offshore	$(6.7)	$(12.6)	$(19.3)

Add Historical Net Income- Genesis and Enterprise Offshore	8.3	15.3	23.6

Less Depreciation - PP&E from changes resulting from Purchase Price Allocation	(5.7)	0.6	(5.1)

Net Difference	$(4.1)	$3.3	$(0.8)

	CHOPS 12/31/2014	SEKCO 12/31/2014	Total 12/31/2014

Reverse Equity Income- Genesis and Enterprise Offshore	$(28.9)	$(30.2)	$(59.1)

Add Book Net Income- Genesis and Enterprise Offshore	33.2	29.3	62.5

Less Depreciation - PP&E from changes resulting from Purchase Price Allocation	(11.5)	1.4	(10.2)

Net Difference	$(7.2)	$0.5	$(6.8)

(K) Reflects increase in interest expense resulting from the assumed issuance of $750 million in senior unsecured notes and assumed incremental borrowings of $395.8 million under our senior secured credit facility resulting from the financing of this Acquisition and associated costs. Interest expense on the notes is calculated at an assumed annual interest rate of 6%. Interest expense on the incremental borrowing under our senior secured credit facility is calculated at an assumed annual interest rate of 2.5% (Genesis’ historic rate on LIBOR borrowing under its credit facility). This adjustment also reflects additional amortization of debt issuance costs related to the new senior unsecured note issuance, as well as the amortization of costs associated with an assumed credit agreement amendment. A 0.125% increase or decrease to the assumed interest rate on the borrowings would increase or decrease pro forma interest expense by approximately $1.4 million on an annual basis and $0.4 million on a quarterly basis.

(L) Reflects change in net income (loss) attributable to noncontrolling interest resulting from the change in fair value and lives of tangible assets relating to Independence Hub, L.L.C. Independence Hub, L.L.C., which owns the Independence Hub platform on the Outer Continental Shelf in the Gulf of Mexico, is 80% owned by Enterprise. This change in net income attributable to noncontrolling interest results from the change in net income of Independence Hub, L.L.C. as relating to changes in depreciation expense. These changes in expense are based on fair value and lives of tangible assets of Independence Hub L.L.C. as determined from the preliminary purchase price allocation.

(M) Reflects change in common units from the assumed issuance of 9,000,000 million common units at a price of $46.49 per unit (based on a closing price as of July 15, 2015) to finance a portion of this Acquisition. This change in number of common units outstanding and corresponding effects on earnings per unit do not include the effects of Genesis’ April 2015 issuance of common units (for purposes other than this acquisition) which generated net proceeds of approximately $198 million.